UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2018 (August 6, 2018)

GREENBOX POS LLC

(Exact name of registrant as specified in its charter)

NEVADA	001-51554	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Historic Decatur Rd., Suite 100 San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

(619) 930-5500

Registrant’s telephone number, including area code

_________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into A Material Definitive Agreement

On August 6, 2018, Greenbox POS LLC (the “Company”) entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) with respect to the issuance of a promissory note convertible into equity issued on the same date with gross proceeds of $253,000. The August 6th Note shall bear interest at a rate of 10% per annum until the same becomes due and payable, whether pursuant to the one-year term or upon acceleration or prepayment. Power Up may elect to convert the August 6th Note at any time from 180 days from the date of issuance at a variable price of per share equal to 65% of the average of the 3 lowest trading prices in the 10 days prior to such conversion. The August 6th Note carries a pre-payment penalty if such note is paid off in 30, 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 110%, 115%, 120%, 125%, 130%, 135% respectively.

On September 27, 2018, the Company issued a promissory note convertible into equity, pursuant to the above-referenced Securities Purchase Agreement with gross proceeds of $53,000 (the “September 27th Note”). The September 27th Note shall bear interest at a rate of 10% per annum until the same becomes due and payable, whether pursuant to the one-year term or upon acceleration or prepayment. Power Up may elect to convert the September 27th Note at any time from 180 days from the date of issuance at a variable price of per share equal to 65% of the average of the 3 lowest trading prices in the 10 days prior to such conversion. The September 27th Note carries a pre-payment penalty if such note is paid off in 30, 60, 90, 120, 150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 110%, 115%, 120%, 125%, 130%, 135% respectively.

Pursuant to the Securities Purchase Agreement, Power Up was granted an option to invest up to $1,500,000 (inclusive of the amounts provided pursuant to the August 6th Note and the September 27th Note) for 12 months from the date of the Securities Purchase Agreement under the terms and conditions of the Securities Purchase Agreement.

The foregoing description is qualified in its entirety by reference to the full text of (i) the Securities Purchase Agreement, filed as Exhibit 10.1 hereto; (ii) the August 6th Note, filed as Exhibit 10.2 hereto; and (iii) the September 27th Note, filed as Exhibit 10.3. All three exhibits are incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Note, and the issuance of the shares of the Company’s Common Stock upon conversion of the Note in connection with the financing are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

10.1     Securities Purchase Agreement, Dated August 6, 2018

10.2     Convertible Promissory Note, Dated August 6, 2018

10.3     Convertible Promissory Note, Dated September 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GreenBox POS LLC

Date: November 14, 2018	By:	/s/ Ben Errez
Ben Errez
Chairman and Executive Vice President

Date: November 14, 2018	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer